SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 14, 2005

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 14, 2005, Evolving Systems, Inc. (“Evolving Systems”) and certain of its subsidiaries, as borrowers and/or guarantors, entered into a series of agreements with CapitalSource Finance, LLC, as Agent (“CapitalSource”) for the extension of a term loan in the amount of $8.5 million (the “Senior Term Loan”), and a revolving credit facility in the amount of $4.5 million (the “Senior Revolving Facility”).

In connection with the Senior Term Loan, Evolving Systems and its U.S. subsidiaries entered into a Security Agreement, a Pledge Agreement, a Charge over Shares and an Acknowledgment of Intellectual Property Collateral Lien with CapitalSource, whereby the Senior Term Loan is secured by certain assets of Evolving Systems, and a pledge, subject to certain limitations, of stock of the subsidiaries of Evolving Systems.

In connection with the Senior Revolving Facility, Evolving Systems Holdings Ltd. and Evolving Systems Ltd. entered into a Debenture and a Charge over Shares with CapitalSource whereby the Senior Revolving Facility is secured by certain assets of the U.K. subsidiaries and a pledge, subject to certain limitations, of stock of the subsidiaries of Evolving Systems.  Evolving Systems and its U.S. subsidiaries entered into a Guaranty with CapitalSource, whereby the entities guaranty the obligations of Evolving Systems Holdings Ltd. and Evolving Systems Ltd. under the Senior Revolving Facility.

In connection with the transactions described above, Evolving Systems formed a wholly owned subsidiary, Evolving Systems Holdings, Inc., a Delaware corporation, whose sole purpose is to hold the stock in Evolving Systems Holdings, Ltd.  Copies of the Certificate of Incorporation and the Bylaws of Evolving Systems Holdings, Inc. are attached to this Report as Exhibits 3.1(a) and 3.1(b), respectively.

A further description of the above agreements is contained in Item 2.03 of this Current Report on Form 8-K and incorporated herein by reference.

On November 14, 2005, Evolving Systems entered into subordinated debt agreements (the “Subordinated Notes”) and a subordination agreement (the “Subordination Agreement”) (collectively, the “Subordinated Debt”), with the holders of the notes issued by Evolving Systems in connection with its November 2, 2004 acquisition of Tertio Telecoms Ltd. (the “Tertio Sellers”), as described below in Items 1.02 and 2.03 of this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

On November 14, 2005, Evolving Systems terminated its long-term Senior Secured Notes, in the aggregate principal amount of $11,950,000, together with the related Security Agreement, Pledge Agreement, Patent Security Agreement and Trademark Security Agreement (together, the “Old Credit Facility”) which were executed in connection with the its November 2, 2004 acquisition of Tertio Telecoms Ltd. from Tertio Telecoms Holdings, Ltd.  (Following the acquisition, Tertio Telecoms Holdings Ltd. was liquidated, and its assets, including the agreements comprising the Old Credit Facility, were distributed to its stockholders, described herein as the Tertio Sellers.) Evolving Systems incurred no early termination penalties.

The outstanding principal portion of the Old Credit Facility was due and payable in installments as follows:  $1,161,147 on March 31, 2006; $2,694,900 on June 30, 2006; $1,239,134 on December 31, 2006; $1,620,406 on March 31, 2007; $2,694,900 on June 30, 2007; and the remainder on December 31, 2007.  The Old Credit Facility’s interest rate equaled 11% until November 2, 2006, and 14% thereafter.  Upon an event of default, the Old Credit Facility would bear interest at the greater of (a) 14% or (b) the London Interbank Offering Rate (LIBOR) plus 8%.

The Old Credit Facility was secured by substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of its subsidiaries.  Additionally, the Old Credit Facility contained customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.  A default under the notes would have permitted the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements.

The foregoing descriptions are qualified in their entirety by reference to our Current Report on Form 8-K dated November 2, 2004 and incorporated herein by reference.

Evolving Systems also terminated the Escrow Agreement entered into by and among Evolving Systems, Wells Fargo Bank and Tertio Telecoms Holdings, Ltd.  Stock, notes and cash held in escrow were distributed to the Tertio Sellers.

Item 2.03  Creation of a Direct Financial Obligation

On November 14, 2005, Evolving Systems entered into an $8.5 million Senior Term Loan with CapitalSource, bearing interest at LIBOR plus an applicable margin.  The LIBOR rate varies, but can be no less than 3.75%.  The standard applicable margin of 6.25% may be reduced to 5.25% if the Company meets and maintains certain financial requirements.  The Senior Term Loan is secured by substantially all of the assets of Evolving Systems and its U.S. subsidiaries, as well as a pledge, subject to certain limitations, of stock of the foreign subsidiaries of Evolving Systems.  The Senior Term Loan requires quarterly principal and monthly interest payments through October 2010.  If the Company is in compliance with all financial covenants, no events of default have occurred, and certain minimum liquidity conditions are met, early payment is allowed.

On November 14, 2005, Evolving Systems Holdings Ltd. and Evolving Systems Ltd. entered into a $4.5 million Senior Revolving Facility with CapitalSource, bearing interest at LIBOR plus 4.0%.  The LIBOR rate varies, but can be no less than 3.75%.  The Senior Revolving Facility is secured by substantially all of the assets of Evolving Systems Holdings Ltd. and Evolving Systems Limited.  Borrowings under the Senior Revolving Facility are limited to a multiple of the Company’s EBITDA, as defined, less the balance of the Senior Term Loan, described above.  The multiple ranges from 2.50 in the first year to 1.75 in the fourth year.  The agreement mandates an initial borrowing of $2.0 million.  The Senior Revolving Facility requires monthly payments of interest and fees, with the unpaid balance due in October 2010.  Evolving Systems and its U.S. subsidiaries executed a Guaranty of the Senior Revolving Facility.

The Senior Term Loan and Senior Revolving Facility include negative covenants that place restrictions on the Company’s ability to:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; change its method of accounting and record keeping; make negative pledges; make capital expenditures; and change the nature of its business materially.  The Senior Term Loan and Senior Revolving Facility also include financial covenants that require the Company to maintain a specified ratio of debt to EBITDA, as defined; minimum EBITDA for the trailing twelve months; and ratio of fixed charges, as defined, to EBITDA.

Outstanding amounts under the Senior Term Loan and Senior Revolving Facility may be accelerated by notice from CapitalSource upon the occurrence and continuance of certain events of default, including:  payment defaults, breach of covenants beyond applicable grace periods, and breach of representations and warranties.

Text of Agreements.  The full text of the Senior Loan Facility, and the Senior Revolving Facility, as well as ancillary agreements are attached as Exhibits 10.1(a) through 10.1(i) to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

Evolving Systems applied the proceeds from the Senior Term Loan to the Old Credit Facility and entered into a Subordination Agreement and Subordinated Notes with the Tertio Sellers for approximately $4.9 million, bearing interest at 11% through December 31, 2007, and 14% thereafter.  The Subordinated Notes are subordinate to the Senior Term Loan and Senior Revolving Facility.  Principal and interest are due in May 2011.

The Subordinated Notes include negative covenants that place restrictions on Evolving Systems’ ability to:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; change its method of accounting and record keeping; make negative pledges; make capital expenditures; and change the nature of its business materially.  The Subordinated Notes also include a financial covenant requiring Evolving Systems to maintain a specified ratio of debt to EBITDA, as defined.

Outstanding amounts under the Subordinated Notes may be accelerated by notice from the Tertio Sellers upon the occurrence and continuance of certain events of default, including:  payment defaults, breach of covenants beyond applicable grace periods, and breach of representations and warranties.  Certain clauses, however, are not in effect until the Senior Term Loan and Senior Revolving Facility are paid.

Text of Agreements.  The full text of the Subordinated Loan Facility are attached as Exhibits 10.1(j) and 10.1(k) to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

Item 3.03  Material Modifications to Rights of Security Holders

In connection with the transactions described herein, the Tertio Sellers, as holders of Evolving Systems’ Series B Convertible Preferred Stock (the “Preferred Stockholders”), agreed that until the credit facility termination date, they would not seek to restrain, challenge, contest, assert a defense to, delay, impair, or otherwise prevent or impede the exercise by CapitalSource of its rights and remedies under any Pledge Agreement or other Security Document.  See item 5.03 below.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the modification of the rights of the Preferred Stockholders described in Item 3.03 above, the Preferred Stockholders and Evolving Systems agreed to amend the Certificate of Designation of Series B Convertible Preferred Stock.  A copy of the amendment is attached as Exhibit 3.1(c). The amendment was filed with the State of Delaware on November 15, 2005.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits.  The following exhibits are filed with this report.

Exhibit Number	Description
3.1(a)	Certificate of Incorporation of Evolving Systems Holdings, Inc.
3.1(b)	Bylaws of Evolving Systems Holdings, Inc.
3.1(c)	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock
10.1(a)	Credit Agreement among Evolving Systems, Inc., Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and CapitalSource Finance LLC, as Agent
10.1(b)	Security Agreement among Evolving Systems, Inc., Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and CapitalSource Finance LLC, as Agent
10.1(c)	Pledge Agreement between Evolving Systems, Inc. and CapitalSource Finance LLC, as Agent
10.(d)	Acknowledgment of Intellectual Property Collateral Lien among Evolving Systems, Inc., Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and CapitalSource Finance LLC, as Agent
10.1(e)	Revolving Facility Agreement among Evolving Systems Ltd, Evolving Systems Holdings Ltd.,

Evolving Systems, Inc., Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and CSE Finance, Inc., as Lender, CapitalSource Finance LLC, as Agent
10.1(f)	Charge Over Shares (US Secured Obligations) between Evolving Systems Holdings, Inc. and CapitalSource Finance LLC, as Collateral Agent
10.1(g)	Charge Over Shares (UK Secured Obligations) between Evolving Systems Holdings, Inc. and CapitalSource Finance LLC, as Collateral Agent
10.1(h)	Debenture among Evolving Systems Holdings Ltd., Evolving Systems Ltd. and CapitalSource Finance LLC, as Collateral Agent
10.1(i)	Guaranty among Evolving Systems, Inc., Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and CapitalSource Finance LLC, as Agent
10.1(j)

Subordination Agreement among Evolving Systems, Inc., Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc., the Junior Creditors (as listed in the agreement) and CapitalSource Finance LLC, as Agent

10.1(k)	Form of Subordinated Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 16, 2005

EVOLVING SYSTEMS, INC.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel